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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



                                AUGUST 12, 1998
                Date of Report (Date of earliest event reported)



                             UNION TANK CAR COMPANY
             (Exact name of registrant as specified in its charter)





        DELAWARE                1-5666                 36-3104688
    (State or other           (Commission             (IRS Employer
    jurisdiction of          File Number)           Identification No.)
     incorporation)


 225 W. WASHINGTON STREET, CHICAGO, IL                   60606
 (Address of principal executive offices)              (Zip Code)



        Registrant's telephone number, including area code (312)372-9500



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         (Former name or former address, if changed since last report)





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ITEM 5.    OTHER EVENTS.

     On August 12, 1998, Union Tank Car Company (the "Company") entered into a Selling Agency Agreement with Morgan Stanley & Co. Incorporated relating to the issuance and sale by the Company of up to $55,000,000 principal amount of Medium-Term Notes, Series B (the "Notes"). On August 18, 1998, the Company sold $25,000,000 principal amount of 6.02% Notes due August 15, 2001, $10,000,000 principal amount of 6.11% Notes due August 15, 2003 and $10,000,000 principal amount of 6.51% Notes due August 15, 2008. On August 21, 1998, the Company sold $10,000,000 principal amount of 6.40% Notes due August 15, 2006. Interest on the Notes is payable semi-annually on February 15 and August 15 of each year, commencing on February 15, 1999. The Notes are non-redeemable and not subject to a sinking fund. Proceeds from the sale of the Notes are being used for general corporate purposes. The Notes were registered under the Securities Act of 1933 pursuant to the Company's Registration Statement on Form S-3 (333-45105).



ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS.

           (a)-(b)  Not applicable.

           (c) Exhibits.

1(b) Selling Agency Agreement dated August 12, 1998 between the Company and Morgan Stanley & Co. Incorporated.

4(b)(8) Fifth Supplemental Indenture dated as of August 13, 1998 between the Company and Harris Trust and Savings Bank.

4(b)(9)   Form of Note (included in Exhibit 4(b)(8)).



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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             UNION TANK CAR COMPANY




                                             By:  /s/ R.C. Gluth
                                                 ------------------------------
                                                 R.C. Gluth
                                                 Executive Vice President

Date:  August 26, 1998





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